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Exhibit 10.109c

EXECUTION

FIRST AMENDMENT
TO THE FIVE-YEAR CREDIT AGREEMENT

        This FIRST AMENDMENT to the FIVE-YEAR CREDIT AGREEMENT (this "Amendment") is made and dated as of May 9, 2007 by and among Countrywide Home Loans, Inc., a New York corporation ("CHL"), Countrywide Financial Corporation, a Delaware corporation ("CFC") and William Street Credit Corporation, as the Lender ("Lender").

W  I  T  N  E  S  S  E  T  H:

        WHEREAS, CFC, CHL and the Lender are parties to the Five-Year Credit Agreement, dated as of May 10, 2006 (as amended or supplemented, the "Credit Agreement");

        WHEREAS, CFC and CHL have requested that the Lender agree to make certain amendments relating to the Credit Agreement as set forth herein; and

        WHEREAS, the Lender is willing to agree to such amendments, in each case subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1.
  Defined Terms.    Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

  2.
  Amendments to Section 1.01 (Defined Terms).    (a) Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the defined term "RBC Credit Agreement" in its entirety, and by adding the following defined terms:

          "Barclays 364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of November 17, 2006, among CFC, CHL, Countrywide Bank, FSB (formerly known as Countrywide Bank, N.A.), Barclays Bank PLC, as managing administrative agent, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Société Générale, as documentation agent, and certain lenders named therein, as amended, supplemented or otherwise modified from time to time.

          "Barclays Credit Agreements" means the Barclays 364-Day Credit Agreement and the Barclays Five-Year Credit Agreement.

          "Barclays Five-Year Credit Agreement" means the Five-Year Credit Agreement, dated as of November 17, 2006, among CFC, CHL, Countrywide Bank, FSB (formerly known as Countrywide Bank, N.A.), Barclays Bank PLC, as managing administrative agent, BNP Paribas, as administrative agent, Royal Bank of Canada, as syndication agent, Société Générale, as documentation agent, and certain lenders named therein, as amended, supplemented or otherwise modified from time to time.

          (b)   Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the definitions of the following defined terms in their entirety and substituting in lieu thereof the following definitions:

          "364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of May 9, 2007, among CFC, CHL and the Lender, as amended, supplemented or otherwise modified from time to time.

          "Material Indebtedness" means (i) Indebtedness outstanding under the 364-Day Credit Agreement, (ii) Indebtedness outstanding under either Barclays Credit Agreement (iii) Indebtedness outstanding under the Syndicated 364-Day Credit Agreement, (iv) Indebtedness outstanding under the Syndicated 5-Year Credit Agreement and (v) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedge and Repo Transactions, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $100,000,000.

          "Syndicated 364-Day Credit Agreement" means the 364-Day Credit Agreement, dated as of May 9, 2007, among CFC, CHL, JPMorgan Chase Bank, N.A., as managing administrative agent, Bank of America, N.A., as administrative agent, ABN AMRO Bank N.V., as syndication agent, Citibank, N.A. and Deutsche Bank AG New York Branch, as documentation agents and certain lenders named therein, as amended, supplemented or otherwise modified from time to time.

          (c)   Section 1.01 of the Credit Agreement is hereby amended by adding the following defined term:

          "OTS" means the Office of Thrift Supervision or any successor federal regulator of federally chartered and state-chartered savings associations, their subsidiaries, and their registered savings and loan holding companies.

        3.     Amendments to Section 5.01 (Financial Statements; Ratings Change and Other Information). (a) Section 5.01(a)(i) of the Credit Agreement is hereby amended by deleting the words "statements of operations, stockholders' equity and cash flows" and inserting in lieu thereof "statements of earnings, changes in stockholder's equity and cash flows".

          (b)   Section 5.01(a)(ii) of the Credit Agreement is hereby amended by deleting the words "statements of operations" and inserting in lieu thereof "statements of earnings".

          (c)   Section 5.01(b)(i) of the Credit Agreement is hereby amended by deleting the words "statements of operations, stockholders' equity and cash flows" and inserting in lieu thereof "statements of earnings and cash flows".

          (d)   Section 5.01(b)(ii) of the Credit Agreement is hereby amended by deleting the words "statements of operations" and inserting in lieu thereof "statements of earnings".

          (e)   Section 5.01(c)(ii) of the Credit Agreement is hereby amended to read in its entirety as follows:

          "(ii) setting forth the Consolidated Net Worth of CFC and the requirements of Section 6.01 therefor and".

        4.     Amendments to Section 5.11 (Compliance with Regulatory Requirements).    The first sentence of Section 5.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "CFC will, and will cause each of its Subsidiaries which is a regulated bank to, comply with all minimum capital ratios and guidelines, including, without limitation, risk-based capital guidelines and capital leverage regulations (as may from time to time be prescribed, by regulation or enforceable order of the Board, the OCC, the OTS or other federal or state regulatory authorities having jurisdiction over such Person), and within such ratios and guidelines, to the extent the same may be applicable to it, be "adequately capitalized"."

        5.     Amendments to Section 6.01 (Financial Condition Covenants).    The text of Section 6.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "CFC will not have a Consolidated Net Worth at any time of less than $7,680,000,000."

        6.     Amendment to Article X (Miscellaneous) of the Credit Agreement.    Article X of the Credit Agreement is hereby amended by adding the following new Section 10.14:

          "SECTION 10.14. Acknowledgements. Each of CFC and CHL hereby acknowledges that:

          (a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b)   the Lender has no fiduciary relationship with or duty to CFC or CHL arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and CFC and CHL, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among CFC, CHL and the Lender."

        7.     Reaffirmation of Credit Documents.    Each of CFC and CHL hereby affirms and agrees that: (a) other than as expressly set forth herein, the execution and delivery by CFC and CHL of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of CFC or CHL, or the rights of the Lender, under the Credit Agreement and each other Loan Document or any other document or instrument made or given by CFC or CHL in connection therewith, (b) the term "Obligations" as used in the Loan Documents includes, without limitation, the Obligations of CFC and CHL under the Credit Agreement as amended hereby and (c) except as expressly amended hereby, the Loan Documents remain in full force and effect as written.

        8.     Effective Date.    This Amendment shall be effective on and as of the day and year first above written (the "Effective Date") subject to the delivery to the Lender of the following:

          (a)   A copy of this Amendment, duly executed by the parties hereto.

          (b)   Such corporate resolutions, incumbency certificates and other authorizations from CFC and CHL as the Lender may reasonably request.

          (c)   Evidence satisfactory to the Lender that all fees and expenses payable to the Lender prior to or on the Effective Date have been paid in full.

        9.     Counterparts.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        10.   Representations and Warranties.    Each of CFC and CHL hereby represents and warrants to the Lender as follows:

          (a)   Each of CFC and CHL has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and to perform the Credit Agreement as amended hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended hereby. This Amendment has been duly executed and delivered on behalf of CFC and CHL and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of CFC and CHL enforceable against each such Person in accordance with its terms.

          (b)   At and as of the date of execution hereof and both prior to and after giving effect to this Amendment: (1) the representations and warranties of CFC and CHL contained in the Credit Agreement are accurate and complete in all respects, (2) there has not occurred any Default or Event of Default and (3) there has not occurred any material adverse change in the business, operations, assets or financial or other condition of CFC, CHL or their consolidated subsidiaries taken as a whole since December 31, 2006.

          (c)   The financial statements of CFC, dated December 31, 2006, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly in accordance with GAAP the consolidated and consolidating financial condition of CFC and its consolidated subsidiaries at such date and the consolidated and consolidating results of its operations and changes in financial position for the fiscal year then ended.

          (d)   The financial statements of CHL, dated December 31, 2006, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of CHL and its consolidated subsidiaries at such date and the consolidated results of its operations and changes in financial position for the fiscal year then ended.

        11.   Governing Law.    This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Signature pages following]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

COUNTRYWIDE FINANCIAL CORPORATION
By	/s/ Jennifer Sandefur Name: Jennifer Sandefur Title: Senior Managing Director and Treasurer
COUNTRYWIDE HOME LOANS, INC.
By	/s/ Bradley W. Coburn Name: Bradley W. Coburn Title: Managing Director, Assistant Treasurer
WILLIAM STREET CREDIT CORPORATION
By	/s/ Mark Walton Name: Mark Walton Title: Assistant Vice President

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  Exhibit 10.109c
FIRST AMENDMENT TO THE FIVE-YEAR CREDIT AGREEMENT